Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Deanna Decker
Padilla Spear Beardsley
(212) 752-8338
ddecker@psbpr.com
Rick Anderson
Padilla Spear Beardsley
(212) 752-8338
randerson@psbpr.com
NATURAL HEALTH TRENDS CORP. ANNOUNCES
REORGANIZATION AND BOARD AND MANAGEMENT CHANGES
DALLAS, TX, February 26, 2007 — Natural Health Trends Corp. (“the Company”) (NASDAQ NMS: BHIP), an international direct-selling company, today announced that its Board of Directors has named Chris T. Sharng as the Company’s President effective immediately. Mr. Sharng has been the Company’s Executive Vice President and Chief Financial Officer since August 2004. Prior to Natural Health Trends Corp., he worked in various financial and operational roles at publicly traded companies such as Ultrak Inc. and Mattel Inc. Mr. Sharng has an MBA from Columbia Business School and a bachelor’s degree from National Taiwan University.
In addition, Curtis E. Broome, President of NHT Global, is designated as an executive officer of the Company. Prior to his current role of overseeing all of the Company’s markets, Mr. Broome ran the Company’s Greater China, Southeast Asia markets and, at an earlier appointment, the North American market. Mr. Broome is credited for bringing the Greater China market back on track from a difficult time in early 2004 and building it into the largest revenue and profit source of the Company. He has over 20 years of executive and entrepreneurial experience in network marketing, hospitality and on-line development businesses.
At the same time, the Company announced the resignations of Messrs. Colin J. O’Brien and Terrence M. Morris from the Board of Directors. Ms. Stephanie S. Hayano resigned as the President and Chief Executive Officer as well as from the Board of Directors. Gernot Senke resigned as the chief operating officer. The Company is in the process of recruiting additional independent directors.
Mr. Sharng, the Company’s President, said, “The past year has been a traumatic and difficult period of time for the Company. We have heeded the opinions of our stockholders and implemented a management structure that empowers reliable and proven executives like Curtis and other key executives to restore growth to the Company. Additionally, I have personally met with Messrs. Woodburn and LaCore, the two founders of the Company, and asked for their help in moving the Company forward and they have committed their enthusiastic support. While both Messrs. Woodburn and LaCore previously agreed to assist the Company, we did not take full advantage of their expertise and expect to immediately change that. The Company is at a critical juncture. We plan to aggressively restructure many of the Company’s operations to bring costs in line with revenue. We need the collective wisdom and experience of our management team to turn the Company around.”
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About Natural Health Trends Corp.
Natural Health Trends Corp. is an international direct-selling company operating through its subsidiaries in 15 countries throughout Asia, North America, Europe and Latin America. The Company markets premium quality personal care products under the NHT Global (formerly Lexxus International) brand. Additional information can be found on the Company’s Website, and management encourages interested parties to register for updated corporate information via e-mail on the Company’s homepage, www.naturalhealthtrendscorp.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our relationship with our distributors; our need to continually recruit new distributors; our internal controls and accounting methods may require further modification; our need to raise additional capital if revenues continue to decline; risks related to an SEC investigation and securities litigation; adverse consequences from audit committee investigations or management changes; regulatory matters governing our products and network marketing system; regulatory matters pertaining to direct-selling laws, specifically in China; our ability to recruit and maintain key management and consultants; adverse publicity associated with our products or direct selling organizations; product liability claims; our reliance on outside manufacturers; risks associated with operating internationally, including foreign exchange risks; product concentration; dependence on increased penetration of existing markets; the competitive nature of our business; and our ability to generate sufficient cash to operate and expand our business. For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-K and our amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
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